UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2010
Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas	78130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (830) 626-5200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 14, 2010, a subsidiary of Rush Enterprises, Inc. (the “Company”) entered into a definitive Asset Purchase Agreement to sell substantially all of the assets and certain liabilities associated with its construction equipment segment (the “Business”), including its Rush Equipment Centers. The Rush Equipment Centers sell new and used construction equipment and related parts and services and accounted for approximately $38.8 million, or 3.1%, of the Company’s total revenues and approximately $.8 million, or 13.6%, of the Company’s net income for 2009.
The Company estimates that the sale price for the Business will be approximately $37 million, which will be paid in cash. The sale transaction is scheduled to close, subject to certain closing conditions, on or about August 2, 2010.
On June 18, 2010, the Company issued a press release announcing the entry into the definitive Asset Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title

99.1	Press release dated June 18, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.
By:	/s/ Martin A. Naegelin, Jr.
Martin A. Naegelin, Jr.
Executive Vice President
Dated: June 18, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Press release dated June 18, 2010